                                                                 Exhibit 10.14

                  THIS AGREEMENT, dated as of February 22, 2000 (this "AGREEMENT"), between ActivCard S.A., a French SOCIETE ANONYME ("ACTIVCARD or the "COMPANY") and Kenneth R. Fineman, a citizen of the United States ("MR. FINEMAN").


                                 R E C I T A L S

                  WHEREAS, pursuant to a settlement agreement and release, entered into by and among ActivCard, ActivCard, Inc., Yves Audebert, Achille Delahaye, Jean-Gerard Galvez (collectively, the "DEFENDANTS") and Mr. Fineman, having an effective date on or before August 2, 1999 (the "SETTLEMENT AGREEMENT"), ActivCard issued 480,000 ordinary shares, FF 6.25 nominal value, of the Company (the "ORDINARY SHARES") to Mr. Fineman;

                  AND WHEREAS, ActivCard is contemplating an offering of Ordinary Shares in the United States, in the form of American Depositary Shares, and has applied to list such American Depositary Shares on the Nasdaq National Market;

                  AND WHEREAS, while the Ordinary Shares are freely tradeable on Easdaq, Mr. Fineman may not offer or sell his Ordinary Shares in the United States unless either they are registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an exemption from registration is available;

                  AND WHEREAS, ActivCard desires to grant Mr. Fineman the rights set forth in this Agreement in exchange for Mr. Fineman's waiver and release of certain statements set forth Sections 3.1 and 3.3 of the Settlement Agreement with respect to the Fineman Shares as more fully described herein;

                                A G R E E M E N T

                  NOW THEREFORE, in consideration of the promises and of the mutual covenants and obligations hereinafter set forth, the parties hereby agree as follows:

                  SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "AGREEMENT" or "THIS AGREEMENT" has the meaning set forth in the title to this Agreement.

                  "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Fremont, California or Paris, France.

                  "CALCULATION DATE" means the next succeeding Business Day following the last day of the Calculation Period.

                  "CALCULATION PERIOD" means the period beginning on the Offering Date and ending on August 11, 2000.

                  "DEFENDANTS" has the meaning set forth in the first recital to this Agreement.

                  "EASDAQ INTRA-DAY HIGH" means, for any Trading Day, the highest reported sales price per share for the Ordinary Shares on Easdaq; PROVIDED that any Easdaq Intra-Day High that was not based on an arms' length trade or that was designed to unfairly manipulate, or had the effect of unfairly manipulating, the price of the Ordinary Shares on Easdaq shall not be counted in calculating the Gross-Up Amount hereunder.

                  "EASDAQ AVERAGE HIGH" means the average of the five highest Easdaq Intra-Day Highs during the Calculation Period.

                  "FINEMAN SHARES" means the Ordinary Shares issued by ActivCard to Mr. Fineman pursuant to the Settlement Agreement and that are owned by Mr. Fineman as of the last day of the Calculation Period, and which shall not exceed 105,000 Ordinary Shares.

                  "GROSS-UP AMOUNT" has the meaning set forth in Section 3 of this Agreement.

                  "NASDAQ AVERAGE HIGH" means the average of the five highest Nasdaq Intra-Day Highs during the Calculation Period.

                  "NASDAQ INTRA-DAY HIGH" means, for any Trading Day, the highest reported sales price per share for the Ordinary Shares, in the form of American Depositary Shares on the Nasdaq National Market; PROVIDED, that any Nasdaq Intra-Day High that was not based on an arms' length trade or that was designed to unfairly manipulate, or had the effect of unfairly manipulating, the price of the Company's American Depositary Shares on the Nasdaq National Market shall not be counted in calculating the Gross-Up Amount hereunder. In the event that the ratio of the Company's American Depositary Shares to Ordinary Shares is other than 1:1, then the Nasdaq Intra-Day High shall be adjusted accordingly.

                  "OFFERING DATE" means the first day on which the Ordinary Shares, in the form of American Depositary Shares, are traded on the Nasdaq National Market after the effective date of the Registration Statement.

                  "ORDINARY SHARES" has the meaning set forth in the first recital to this Agreement.

                  "REGISTRATION STATEMENT" means the Registration Statement on Form F-1, as amended, filed with the Securities and Exchange Commission on or about February 22, 2000 with respect to an offering by the Company and certain selling shareholders of Ordinary Shares, in the form of American Depositary Shares.

                  "SETTLEMENT AGREEMENT" has the meaning set forth in the first recital to this Agreement.

                  "TRADING DAY" means any day on which both Easdaq and the Nasdaq National Market are open for trading.

                  SECTION 2.  REPRESENTATIONS AND WARRANTIES.

                  (a) Mr. Fineman represents and warrants to ActivCard that:

                  (i) as of the date of this Agreement, he owns 105,000 Ordinary Shares; and

                  (ii) he has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Ordinary Shares on Easdaq or the Company's American Depositary Shares.

                  (b) The Company represents and warrants to Mr. Fineman that:

                  (i) it has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Ordinary Shares on Easdaq or its American Depositary Shares on the Nasdaq National Market.

                  SECTION 3.  GROSS-UP.  ActivCard agrees to pay Mr.
Fineman a sum (the "GROSS-UP AMOUNT"), if any, equal to the Gross-Up Amount as determined by the following formula, as calculated on the Calculation Date,

                   Fineman Shares x (A - B) = Gross-Up Amount

where "A" is the Nasdaq Average High and "B" is the Easdaq Average High. The Gross-Up Amount, if any, will be paid to Mr. Fineman in immediately available funds within ten Business Days of the Calculation Date, as Mr. Fineman shall direct in writing to ActivCard. In the event that (A - B) is equal to or less than zero, the Gross-Up Amount shall be zero. On the Calculation Date, the calculation of the Gross-Up Amount shall be made, at the Company's expense, by Ernst & Young, the Company's independent auditors. All supporting materials for the calculation of the Gross-Up Amount shall be provided to Mr. Fineman upon his request to the Company.

                  SECTION 4.  RELEASE.

                  In consideration of the possibility of being paid the Gross-Up Amount by ActivCard pursuant to Section 2 of this Agreement, Mr. Fineman agrees to waive and release and hereby waives and releases each of the Defendants, during the Calculation Period and only during the Calculation Period, from the second sentence of Section 3.1 of the Settlement Agreement and the first and second sentences of Section 3.3 of the Settlement Agreement specifically as they relate to the Ordinary Shares issued to Mr. Fineman under the Settlement Agreement being freely tradable and transferable without restriction on the Nasdaq National Market. This Section 4 in no way modifies, limits or alters any rights that Mr. Fineman has with respect to trading the Ordinary Shares issued to Mr. Fineman under the Settlement Agreement. Except as expressly waived by this Section 4, the Settlement Agreement remains in full force and effect.

                  SECTION 5. ADDITIONAL AMOUNTS.

                  Mr. Fineman will be responsible for all personal income taxes relating to the Gross-Up Amount.

                  SECTION 6. NOTICES.

                  (a) All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (i)      if to ActivCard, to:

                           ActivCard S.A.
                           6531 Dumbarton Circle
                           Fremont, CA  94555
                           Telephone: (510) 574-0100
                           Telecopy: (510) 574-0128
                           Attention: Jean-Gerard Galvez

                  (ii) if to Mr. Fineman, to:

                           P.O. Box 1858
                           Ross, California 94957-1858
                           Telephone: (415) 457-5111
                           Facsimile: (415) 457-0727
                           Attention: Kenneth R. Fineman

                  (b) All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

                  SECTION 7.  TERMINATION.  This Agreement will be
terminated and be of no further force and effect if the Registration Statement has not become effective on or before August 1, 2000.

                  SECTION 8. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of ActivCard and Mr. Fineman and their respective successors and assigns.

                  SECTION 9. ASSIGNMENT. Neither party may assign its or his rights hereunder without the prior written consent of the others.

                  SECTION 10. LEGAL FEES. In any legal or equitable action, arbitration or mediation between any of the parties arising out of a breach of or brought to enforce any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties its costs, expenses, and attorneys' fees incurred in connection therewith.

                  SECTION 11. MODIFICATIONS; AMENDMENTS; WAIVERS. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed, in the case of an amendment or modification, by all parties, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  SECTION 12. SEVERABILITY. All of the provisions of this Agreement shall be considered severable, such that if any provision or part hereof shall at any time be held under any law or ruling to be invalid, such provision or part shall remain in force to the extent allowed by law, and all other provisions shall remain in full force and effect and enforceable.

                  SECTION 13. CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with and pursuant to, the law of California.

                  SECTION 14. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts (including by telecopy), and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 15. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  SECTION 16. JURISDICTION AND VENUE. Each of ActivCard and Mr. Fineman hereby consent to the exclusive jurisdiction of the United States District Court for the Northern District of California with respect to the enforcement of this Agreement, and any dispute arising under this Agreement. The parties further agree that venue in the Northern District of California is proper with respect to any action to enforce the provisions of this Agreement.

                  SECTION 17. MEDIATION. The parties agree that any dispute between them arising under this Agreement shall be submitted to non-binding mediation before a retired judge of the United States District Court for the Northern District of California or of the San Francisco Superior Court before any litigation is commenced with respect to such dispute.

                  SECTION 18. NO ADVERSE INFERENCES TO BE DRAWN. Neither this Agreement, nor any act performed or document executed pursuant to or in furtherance of the Agreement: (a) constitutes an admission of, or evidence of, the validity of any claim, or of any wrongdoing or liability of any party hereto; or (b) may be used as an admission of, or evidence of, any fault or omission of any of the parties hereto in any civil, criminal or administrative proceedings in any court, administrative agency or other tribunal.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                                     ActivCard S.A.



                                                     By: /s/ Jean-Gerard Galvez
                                                        ------------------------
                                                     Name: Jean-Gerard Galvez
                                                     Title: Chairman & CEO


                                                     Kenneth R. Fineman
                                                     ---------------------------
                                                     Kenneth R. Fineman